SENTINEL GROUP FUNDS, INC.
                             ARTICLES SUPPLEMENTARY
                   CREATING ADDITIONAL SERIES OF COMMON STOCK


         SENTINEL GROUP FUNDS, INC., a Maryland corporation having its principal Maryland office c/o CSC - Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by its Amended and Restated Articles of Incorporation (the "Charter"), the Board of Directors, at a meeting duly convened and held on November 14, 2005, adopted resolutions reclassifying and designating forty million (40,000,000) of the authorized but unissued shares of common stock as Class A shares of Sentinel Capital Growth Fund, par value $0.01 per share (the "Class A Shares") with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article FIFTH, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

                  The Class A Shares shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Charter and further except that:

                  (i) Expenses related to the distribution of the Class A Shares shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

                  (ii) Such distribution expenses borne solely by Class A Shares shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by the Charter, the Board of Directors, at a meeting duly convened and held on November 14, 2005, adopted resolutions reclassifying and designating forty million (40,000,000) authorized but unissued shares of common stock as Class C shares of Sentinel Capital Growth Fund, par value $0.01 per share (the "Class C Shares") with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article FIFTH, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

                  The Class C Shares shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Charter and further except that:

                  (i) Expenses related to the distribution of the Class C Shares shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

                  (ii) Such distribution expenses borne solely by Class C Shares shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

         THIRD: After this increase in the number of shares of common stock classified and designated as Class A Sentinel Capital Growth Fund shares and Class C Sentinel Capital Growth Fund shares, the Corporation will have the authority to issue two billion one hundred fifty million (2,150,000,000) shares of capital stock. All shares of all classes and series of capital stock of the Corporation have a par value of $0.01 per share, with an aggregate par value of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000). Two billion twenty million (2,020,000,000) shares of the Corporation's authorized capital stock have been classified and divided into the following classes, each class comprising the number of shares and having the designations indicated:

CLASS A                                                                     NUMBER OF SHARES ALLOCATED
-------                                                                     --------------------------
Sentinel Balanced Fund                                                                40,000,000
Sentinel Capital Growth Fund                                                          40,000,000
Sentinel Capital Markets Income Fund                                                  20,000,000
Sentinel Capital Opportunity Fund                                                     40,000,000
Sentinel Common Stock Fund                                                            75,000,000
Sentinel Government Securities Fund                                                   90,000,000
Sentinel Growth Leaders Fund                                                          20,000,000
Sentinel High Yield Bond Fund                                                         30,000,000
Sentinel International Equity Fund                                                    15,000,000
Sentinel Mid Cap Growth Fund                                                          45,000,000
Sentinel New York Tax-Free Income Fund                                                20,000,000
Sentinel Short Maturity Government Fund                                               70,000,000
Sentinel Small Company Fund                                                          160,000,000
Sentinel Tax-Free Income Fund                                                         25,000,000
Sentinel U.S. Treasury Money Market Fund                                             750,000,000

CLASS B                                                                     NUMBER OF SHARES ALLOCATED

Sentinel Balanced Fund                                                                20,000,000
Sentinel Capital Markets Income Fund                                                  10,000,000
Sentinel Capital Opportunity Fund                                                     40,000,000
Sentinel Common Stock Fund                                                            20,000,000
Sentinel High Yield Bond Fund                                                         20,000,000
Sentinel International Equity Fund                                                    20,000,000
Sentinel Mid Cap Growth Fund                                                          20,000,000
Sentinel Small Company Fund                                                           40,000,000
Sentinel U.S. Treasury Money Market Fund                                             100,000,000


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


CLASS C                                                                     NUMBER OF SHARES ALLOCATED
-------                                                                     --------------------------
Sentinel Balanced Fund                                                                10,000,000
Sentinel Capital Growth Fund                                                          40,000,000
Sentinel Capital Markets Income Fund                                                  10,000,000
Sentinel Capital Opportunity Fund                                                     40,000,000
Sentinel Common Stock Fund                                                            10,000,000
Sentinel Growth Leaders Fund                                                          20,000,000
Sentinel High Yield Bond Fund                                                         10,000,000
Sentinel International Equity Fund                                                    10,000,000
Sentinel Mid Cap Growth Fund                                                          30,000,000
Sentinel Small Company Fund                                                           40,000,000

CLASS D                                                                     NUMBER OF SHARES ALLOCATED
-------                                                                     --------------------------
Sentinel Bond Fund                                                                    20,000,000


CLASS S                                                                     NUMBER OF SHARES ALLOCATED
-------                                                                     --------------------------
Sentinel Short Maturity Government Fund                                               50,000,000



         FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

         IN WITNESS WHEREOF, SENTINEL GROUP FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on the 10th day of March 2006.

                                            SENTINEL GROUP FUNDS, INC.


                                            By__________________________________
                                                Christian W. Thwaites
                                                President


Attest:

--------------------------
Kerry A. Jung
Secretary







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


         THE UNDERSIGNED, President of SENTINEL GROUP FUNDS, INC. (the "Corporation"), who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects and that this statement is made under the penalties for perjury.










                                                  ---------------------------
                                                  Christian W. Thwaites
                                                  President




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